EXHIBIT 5.03

Dynamic Energy Alliance Corporation
10000 N. Central Expressway, Suite 400,
Dallas, Texas 75231

October 1, 2013

Board of Directors
Dynamic Energy Alliance Corporation
10000 N. Central Expressway, Suite 400,
Dallas, Texas 75231

Re:  Resignation of Tracy Williams Officer Positions

Dear Board of Directors:

Please be advised that I, Tracy Williams, do hereby resign all of my positions as officer of Dynamic Energy Alliance Corporation., (the "Company"). This resignation is effective immediately. Specifically, I resign from my position as Secretary of the Company, as well as any other positions that might be construed as part of the executive management of the Company.

This resignation is made for personal reasons and not due to any disagreement on any matter relating to the operations, policies, or practices of the Company.

Very truly yours,

/s/ Tracy Williams
Tracy Williams

Dynamic Energy Alliance Corporation
10000 N. Central Expressway, Suite 400,
Dallas, Texas 75231

October 1, 2013

Board of Directors
Dynamic Energy Alliance Corporation
10000 N. Central Expressway, Suite 400,
Dallas, Texas 75231

Re:  Resignation of Tracy Williams

Dear Board of Directors:

Please be advised that I, Tracy Williams, do hereby resign all of my positions as Director or of Dynamic Energy Alliance Corporation., (the "Company"). This resignation is effective October 11, 2013. Specifically, I resign from my position as Director of the Company, as well as any other positions that might be construed as part of the directorship of the Company.

This resignation is made for personal reasons and not due to any disagreement on any matter relating to the operations, policies, or practices of the Company.

Very truly yours,

/s/ Tracy Williams
Tracy Williams